Exhibit 7

NXP Customer Q&A

1.	What did NXP announce on October 27th?

On October 27, 2016, we announced that NXP has agreed to be acquired by Qualcomm. This will create the industry powerhouse to focus on Secure Connections for a Smarter World.

2.	Why is Qualcomm acquiring NXP?

NXP has agreed to be acquired by Qualcomm creating the semiconductor industry powerhouse. The transaction has substantial strategic and financial benefits including:

•	Complementary technology leadership in mobile, automotive, IoT and Security and Networking

•	Enhanced go-to-market capabilities to serve our customers

•	Shared track record of innovation and providing customers with industry-leading solutions

•	Substantial financial benefits

For more detail, please refer to the Qualcomm press release <<Link>>

3.	Who is Qualcomm?

•	Qualcomm through its licensing and chipset businesses, has been pioneering mobile technologies for over 30 years. Today, they are a world leader in 3G, 4G/LTE, and they are leading the way to 5G.

Since its founding, the approach has been to anticipate big industry challenges and invest early-on to solve them. In fact, over time, Qualcomm has invested more than $41 billion dollars in R&D, helping to drive major technology shifts that have changed the way we all communicate with one another. They drove the transition to digital communications and that’s been the foundation for everything that’s followed including how computing was redefined including bringing to life the smartphone and the ability to deliver wireless data with very low-power processing. Qualcomm long-term vision is to deliver the intelligent platforms that connect people’s worlds.

4.	How will this transaction affect my relationship with NXP?

•	From the perspective of our customers, we believe that this combination will enable us to become an even stronger partner for you. We will be able to broaden and deepen our leading product platforms, while strengthening and expanding our distribution channels. Our increased scale will allow us to further develop our product roadmaps and provide customers with enhanced solutions.

•	For now, and until the close of the transaction, it will be business as usual, and all of our employees will remain focused on their current responsibilities of serving you.

5.	When do you intend to close the transaction?

•	As the transaction is subject to stockholder and regulatory approvals, the acquisition will likely not close until the end of calendar 2017.

6.	Will there be a delay in customer shipments as a result of the transaction?

•	We expect that the acquisition by Qualcomm will be as seamless as possible.

•	For now, and until the close of the transaction, it will be business as usual, and all of our employees will remain focused on their current responsibilities of serving you.

•	As we approach the closing date, we will, of course, update you on any new developments.

7.	Will customers maintain their current NXP contacts?

•	Yes, for now and until the close of the transaction, it will be business as usual, and all of our employees will remain focused on their current responsibilities of serving you.

•	Over the next few months, an integration team comprised of NXP and Qualcomm executives will carefully analyze the operations of our companies to ensure that we are best positioned to succeed following the closing of the transaction.

•	As we approach the closing date, we will, of course, update you on any new developments.

8.	Will there be any impact on the company’s pricing?

•	No, from now and until the close of the transaction it will be business as usual

9.	Do you expect changes to the company’s products?

•	From the perspective of our customers, we believe that this combination will enable us to become an even stronger partner for you, enabling us to broaden and deepen our leading product platforms, while strengthening and expanding our distribution channels.

•	As there is little product overlap between the two companies, and several products and technologies are complementary, we expect to provide our customers with an expanded set of solutions.

10.	Will NXP be laying off a lot of its employees?

•	At this time our employees’ roles and day-to-day responsibilities are not changing.

•	The combination with Qualcomm will provide NXP employees with new and exciting opportunities for advancement and growth, as part of one of the best-positioned and most competitive semiconductor companies.

•	This transaction is a testament to the hard work of our great team. We have achieved a leadership position in the industry through the skill and hard work of our people, and our combined company must leverage that tremendous talent if it is to succeed.

•	Over the next few months, an integration team comprised of Qualcomm and NXP representatives will carefully analyze the operations of our companies to ensure that we are best positioned to succeed following the closing of the transaction.

11.	Will NXP’s operations still be headquartered in Eindhoven, NL?

•	The HQ of the combined company will be based in San Diego, California.

12.	Will the company be changing its name?

•	The company name will be Qualcomm after the transaction closes.

13.	How will this affect the previously announced divestiture of NXP’s Standard Products business?

•	We do not anticipate any impact on our previously announced divestiture of NXP’s Standard Products business. We remain on track to close the transaction in Q1 2017

14.	Are we going to put the NXP-FSL merger integration process or the Nexperia disentanglement on hold?

•	No – we proceed as currently planned. Finishing the FSL integration and the Standard Product (Nexperia) disentanglement in time is important. Nexperia disentanglement is planned for early Q1 2017.

15.	Whom shall I call if I have additional questions?

•	Please feel free to reach out to your current sales contact

16.	Do you anticipate any change to the Distribution network as a consequence of this acquisition?

•	Qualcomm and NXP executives will discuss the distribution network as part of the integration process. Both companies see very high potential for the combined portfolio addressing a very wide customer base as an exciting opportunity.

17.	Will this acquisition affect the longevity of supply of NXP parts?

•	We expect to honor all existing NXP longevity commitments on product supply to meet the requirements of the Automotive, Medical, Telecommunications and Industrial markets that will be extremely important markets for the combined company.

NXP Customer Q&A

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

THIS COMMUNICATION CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE TENDER OFFER AND RELATED TRANSACTIONS, INCLUDING THE TIMING OF THE COMPLETION OF THE TRANSACTION AND THE EXPECTED BENEFITS OF THE PROPOSED TRANSACTION. THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE FACT THAT THEY DO NOT RELATE ONLY TO HISTORICAL OR CURRENT FACTS. FORWARD-LOOKING STATEMENTS OFTEN USE WORDS SUCH AS “ANTICIPATE”, “TARGET”, “EXPECT”, “ESTIMATE”, “INTEND”, “PLAN”, “GOAL”, “BELIEVE”, “HOPE”, “AIM”, “CONTINUE”, “WILL”, “MAY”, “WOULD”, “COULD” OR “SHOULD” OR OTHER WORDS OF SIMILAR MEANING OR THE NEGATIVE THEREOF. THERE ARE SEVERAL FACTORS WHICH COULD CAUSE ACTUAL PLANS AND RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THE EFFECT OF THE ANNOUNCEMENT OF THE TENDER OFFER AND RELATED TRANSACTIONS ON THE COMPANY’S BUSINESS RELATIONSHIPS (INCLUDING, WITHOUT LIMITATION, PARTNERS AND CUSTOMERS), OPERATING RESULTS AND BUSINESS GENERALLY; THE OCCURRENCE OF ANY EVENT, CHANGE OR OTHER CIRCUMSTANCES THAT COULD GIVE RISE TO THE TERMINATION OF THE PURCHASE AGREEMENT, AND THE RISK THAT THE PURCHASE AGREEMENT MAY BE TERMINATED IN CIRCUMSTANCES THAT REQUIRE THE COMPANY TO PAY TERMINATION COMPENSATION; THE OUTCOME OF ANY LEGAL PROCEEDINGS THAT MAY BE INSTITUTED AGAINST THE COMPANY RELATED TO THE PURCHASE AGREEMENT; UNCERTAINTIES AS TO THE NUMBER OF SHAREHOLDERS OF THE COMPANY WHO MAY TENDER THEIR SHARES IN THE TENDER OFFER; THE FAILURE TO SATISFY OTHER CONDITIONS TO COMPLETION OF THE TRANSACTION, INCLUDING THE RECEIPT OF ALL REGULATORY APPROVALS RELATED TO THE TRANSACTION (AND ANY CONDITIONS, LIMITATIONS OR RESTRICTIONS PLACED ON THESE APPROVALS); RISKS THAT THE TENDER OFFER AND RELATED TRANSACTIONS DISRUPT CURRENT PLANS AND OPERATIONS AND THE POTENTIAL DIFFICULTIES IN EMPLOYEE RETENTION AS A RESULT OF THE PROPOSED TRANSACTIONS; THE EFFECTS OF LOCAL AND NATIONAL ECONOMIC, CREDIT AND CAPITAL MARKET CONDITIONS ON THE ECONOMY IN GENERAL, AND OTHER RISKS AND UNCERTAINTIES; AND THOSE RISKS AND UNCERTAINTIES DISCUSSED FROM TIME TO TIME IN OUR OTHER REPORTS AND OTHER PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”).

THESE FORWARD-LOOKING STATEMENTS ARE BASED ON NUMEROUS ASSUMPTIONS AND ASSESSMENTS MADE BY THE COMPANY IN LIGHT OF ITS EXPERIENCE AND PERCEPTION OF HISTORICAL TRENDS, CURRENT CONDITIONS, BUSINESS STRATEGIES, OPERATING ENVIRONMENT, FUTURE DEVELOPMENTS AND OTHER FACTORS IT BELIEVES APPROPRIATE. BY THEIR NATURE, FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES BECAUSE THEY RELATE TO EVENTS AND DEPEND ON CIRCUMSTANCES THAT WILL OCCUR IN THE FUTURE. THE FACTORS DESCRIBED IN THE CONTEXT OF SUCH FORWARD-LOOKING STATEMENTS IN THIS ANNOUNCEMENT COULD CAUSE THE COMPANY’S PLANS, ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS, INDUSTRY RESULTS AND DEVELOPMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. ALTHOUGH IT IS BELIEVED THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, NO ASSURANCE CAN BE GIVEN THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT AND PERSONS READING THIS ANNOUNCEMENT ARE THEREFORE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS WHICH SPEAK ONLY AS AT THE DATE OF THIS ANNOUNCEMENT. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE INFORMATION CONTAINED IN THIS ANNOUNCEMENT (WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE), EXCEPT AS REQUIRED BY APPLICABLE LAW.

ADDITIONAL INFORMATION CONCERNING THESE AND OTHER FACTORS THAT MAY IMPACT OUR EXPECTATIONS AND PROJECTIONS CAN BE FOUND CAN BE FOUND IN THE COMPANY’S ANNUAL REPORT ON FORM 20-F FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015 AND IN ITS REPORTS ON FORM 6-K. OUR SEC FILINGS ARE AVAILABLE PUBLICLY ON THE SEC’S WEBSITE AT WWW.SEC.GOV, ON OUR WEBSITE AT WWW.NXP.COM/INVESTOR.

IMPORTANT INFORMATION FOR INVESTORS AND SECURITY HOLDERS

THE TENDER OFFER FOR THE OUTSTANDING COMMON SHARES OF NXP SEMICONDUCTORS N.V. (THE “COMPANY”) HAS NOT YET COMMENCED. THIS COMMUNICATION IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY COMMON SHARES OF THE COMPANY WILL BE MADE ONLY PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT QUALCOMM INCORPORATED AND QUALCOMM NXP HOLDINGS B.V. INTEND TO FILE WITH THE SEC. IF THE TENDER OFFER IS COMMENCED, QUALCOMM INCORPORATED AND QUALCOMM NXP HOLDINGS B.V. WILL FILE A TENDER OFFER STATEMENT ON SCHEDULE TO WITH THE SEC, AND THEREAFTER THE COMPANY WILL FILE A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH RESPECT TO THE TENDER OFFER. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WHEN THEY BECOME AVAILABLE, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. THESE MATERIALS (WHEN AVAILABLE) WILL BE SENT FREE OF CHARGE TO COMPANY SHAREHOLDERS AND MAY ALSO BE OBTAINED FROM THE COMPANY WEBSITE, HTTP://WWW.NXP.COM/INVESTOR. IN ADDITION, ALL OF THESE MATERIALS (AND ALL OTHER DOCUMENTS FILED WITH THE SEC) WILL BE AVAILABLE AT NO CHARGE FROM THE SEC THROUGH ITS WEBSITE AT WWW.SEC.GOV.